Exhibit 10
WAIVER AND AMENDMENT NO. 1 TO
CREDIT AGREEMENT

THIS WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of March 8, 2012 (this "Amendment"), is entered into with reference to the Credit Agreement dated as of September 24, 2010, by and among Overhill Farms, Inc., a Nevada corporation ("Borrower"), each lender from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent").  Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

RECITALS

A.           An Event of Default has occurred under the Credit Agreement as a result of Borrower's failure to maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 as of January 1, 2012, as required by Section 7.11(b) of the Credit Agreement (the "Existing Event of Default").  Borrower's actual Fixed Charge Coverage Ratio as of January 1, 2012, was 1.13 to 1.00.

B.           Borrower has requested that the Lenders waive the Existing Event of Default and modify the Fixed Charge Coverage Ratio definition set forth in the Credit Agreement.

C.           Administrative Agent and the Required Lenders have agreed to waive the Existing Event of Default and make such modification to the Fixed Charge Coverage Ratio definition on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and the Required Lenders hereby agree as follows:

1. Waiver.  Subject to the terms and conditions set forth in this Amendment, and in reliance on the representations and warranties set forth in Section 3 hereof, the Lenders hereby waive the Existing Event of Default.  This waiver by the Lenders is expressly limited to the Existing Event of Default described in Recital A above and shall in no way be construed to waive any rights or remedies that Administrative Agent and the Lenders may have with respect to Borrower's further compliance with Section 7.11(b) of the Credit Agreement or any other Defaults or Events of Default under the Credit Agreement or the other Loan Documents.  The waiver set forth herein is a one-time waiver only and shall apply solely to the Existing Event of Default.

2. Amendment to Fixed Charge Coverage Ratio.  Clause (a) of the definition of "Fixed Charge Coverage Ratio" contained in Section 1.01 of the Credit Agreement is hereby amended and restated to read in full as follows:

"(a)           EBITDA for the period of the four fiscal quarters most recently ended minus the greater of (i) Maintenance Capital Expenditures made during such period by the Borrower and its Subsidiaries or (ii) $500,000, to".

3. Representations and Warranties.  Borrower represents and warrants to Administrative Agent and the Lenders that:

(a) Borrower has all necessary power and has taken all action necessary to enter into this Amendment and to make this Amendment the valid and enforceable obligation it purports to be;

(b) giving effect to this Amendment, no Default or Event of Default exists and remains continuing under any of the Loan Documents; and

(c) giving effect to this Amendment, the representations and warranties of Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

4. Conditions; Effectiveness.  The effectiveness of this Amendment shall be subject to the prior satisfaction of all of the following conditions precedent:

(a) Administrative Agent's receipt of counterparts of this Amendment executed by Borrower and the Required Lenders; and

(b) Bank of America, N.A., as sole Lender, shall have received, for its own account, an amendment fee in the amount of $30,000.  Such fee shall be fully-earned when paid, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents.

5. Effectiveness of the Loan Documents.  The terms of the Credit Agreement and the other Loan Documents as amended by this Amendment are hereby ratified, confirmed and agreed to be in full force and effect as of the date of this Amendment.

6. Expenses.  Borrower acknowledges that it is obligated to pay the expenses of the Administrative Agent and the Lenders arising out of and relating to this Amendment, including, without limitation, the fees and costs of counsel to Administrative Agent.

7. Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrower:

OVERHILL FARMS, INC.,
a Nevada corporation

By:	/s/ Robert C. Bruning
Name:	Robert C. Bruning
Title:	Chief Financial Officer

Administrative Agent:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ AdamFeit
Name:	Adam Feit
Title:	Senior Vice President

Lender:

BANK OF AMERICA, N.A.,
as Sole Lender, L/C Issuer and Swing Line Lender

By:	/s/ AdamFeit
Name:	Adam Feit
Title:	Senior Vice President